Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our report dated March 20, 2007, relating to the financial statements of Raser Technologies, Inc. appearing in the Form 10-K for the year ended December 31, 2006.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

March 20, 2007